Exhibit 99.1

News Release

Synovics Pharmaceuticals Announces Additional
Investment by Svizera and Reduction of Debt

Fort Lauderdale, Florida – (December 10, 2008) – Synovics Pharmaceuticals, Inc. (OTCBB: SYVC), a specialty pharmaceutical company, today announced a further reduction of its debt by paying off the last remaining $780,000 of the “Kirk 2008 Bridge Loan” through the sale of additional Series C Convertible Redeemable Preferred Stock (“Series C Preferred Stock”) in that amount.

As previously reported in the Current Report on Form 8-K dated May 15, 2008, the Company completed an initial closing on May 9, 2008 of its Series C Preferred Stock offering (the “Series C Offering”). On August 21, and September 25, 2008 the Company completed additional closings of its Series C Offering whereby, in consideration for a total additional investment of $1.78 million, Synovics sold to Svizera Holdings BV (“Svizera”), an affiliate of Maneesh Pharmaceuticals, Ltd., a total of 3,560 shares of Series C Preferred Stock, convertible into 3,560,000 shares of common stock, together with warrants to acquire up to an additional 1,780,000 shares of common stock. Svizera (and Maneesh) have invested a total of $14,080,000 as equity in Synovics.

The cash received was used to further reduce the Company’s short and long term debt. Total Company debt owed on May 9, 2008 including accrued interest was $20,640,683. Capital provided by investors to Synovics this year, including funds in the latest tranche of the Series C Offering, has allowed the Company to reduce or pay off debt, including satisfying the “Kirk 2008 Bridge Loan” arranged through Axiom Capital Management. As shown in the table below, the current reduced outstanding debt (principal and accrued interest) owed by the Company is $6,190,000, of which $5,650,000 is indebtedness under the Company’s credit facility with Bank of India.

	October 15, 2008	May 9, 2008
2005 Bridge Notes	$0	$4,036,923
2007 Bridge Notes	0	-
2008 Bridge Notes	0	6,917,478
Customer Note	0	644,242
Seller Note	500,000	2,010,000
Bank of India	5,650,000	6,950,000
Other	40,000	82,040
Total	$6,190,000	$20,640,683

“The successful restructuring of our balance sheet and the resulting reduction of Company debt has been our goal for the past many months and I am most pleased with this accomplishment” commented Jyoti Gange, Principal Executive Office. “The reduction of debt and related interest costs is expected to have a very positive effect on our operations as we continue to build on and execute our business plan.”

“This additional investment in the Synovics by Svizera” stated Ronald Howard Lane, Ph.D. Chairman of the Board “is evidence of Svizera’s ongoing and overall support of our endeavors to grow the Company.”

About Synovics:

Synovics is a specialty pharmaceutical company engaged in the development, manufacturing and commercialization of prescription and OTC drugs. The Company has two operating subsidiaries,

Kirk Pharmaceuticals, LLC and ANDAPharm, LLC, which manufacture and sell OTC and prescriptions private label or “store brand” drugs, respectively, and a drug development subsidiary, Synovics Labs, Inc., that is pursuing generic drug opportunities. Synovics employs approximately 150 people in its 80,000 sf. Ft. Lauderdale facility. The Company manufactures drug products (including hormonal prescription drugs) in specialized containment suites under its Drug Enforcement Administration licenses. The Company has a Front-End strategy based business plan – a strategy of sourcing lowest cost, highly competitive generic drug products from India, packaged and marketed to its US customers through its Ft. Lauderdale operations. Synovics’ previously announced strategic partnerships with Maneesh Pharmaceuticals, Ltd. and Harcharan (Harry) Singh that represent the Company’s cornerstone for its Front-End strategy in India. The Company believes cost is the single most important element in the generic drug industry and it is reaching out through its strategic partners to source products and services from a variety of smaller independent Indian pharmaceutical companies that lack access to the US market.

“Safe Harbor” statements under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, the statements made in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by their use of words such as “expects,” “plans” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates” and other words of similar meaning. Because such statements inherently involve risks and uncertainties that cannot be predicted or quantified, actual results may differ materially from those expressed or implied by such forward-looking statements depending upon a number of factors affecting the Company's business. These factors include, among others: the difficulty in predicting the timing and outcome of product development including biostudies demonstrating “bioequivalency,” outcome of any pending or potential legal proceedings including an undertaking to recover common stock held in escrow; any patent-related matters such as patent challenge settlements and patent infringement cases; the outcome of litigation arising from challenging the validity or non-infringement of patents covering its products; the difficulty of predicting the timing or outcome of FDA approvals; court and FDA decisions on exclusivity periods; the ability of competitors to extend exclusivity periods for their products; the Company’s ability to complete product development activities in the timeframes and for the costs it expects; market and customer acceptance and demand for its products; the Company’s possible dependence on continued or future revenues from significant customers; the use of estimates in the preparation of the Company’s financial statements; the potential for competitors to file ANDAs prior to any filing by the Company pertaining to the same target brand; the impact of competitive products and pricing on products, including the launch of authorized generics; the ability to launch new products in the timeframes it expects; the availability of raw materials or “APIs”; the availability of any product it may purchase; the regulatory environment; the Company’s exposure to product liability and other lawsuits and contingencies; the increasing cost of insurance and the availability of product liability insurance coverage; the Company’s timely and successful completion of strategic initiatives, including integrating companies and products it may acquire and implementing its Front-End India strategy; fluctuations in operating results, including the effects on such results from spending for research and development, sales and marketing activities and patent challenge activities; the inherent uncertainty associated with financial projections; the outcome of ongoing efforts to improve Kirks operational efficiency and customer performance; changes in generally accepted accounting principles, fluctuations in operating results; capital adequacy; statements of future plans relating to the Company's capital needs, product development and filings with the FDA, viability, application or continuation of the Company’s business licenses including Drug, Enforcement and Administrations licenses for scheduled drugs; business and growth strategies; statements specifically concerning the successful closing of acquisitions, and satisfying closing conditions of any current or future financial transactions including debt or equity requirements, regulatory requirements; and meeting conditions set by potential equity investors, reliance on key strategic alliances, capital markets, and in general risks related to the regulatory environment and government approval processes, and any other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date the statement was made. The Company undertakes no obligation (nor does it intend) to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required under applicable law.

COMPANY CONTACTS:

Ronald Howard Lane, Ph.D.	Jyotindra R. Gange
Synovics Pharmaceuticals, Inc.	Synovics Pharmaceuticals, Inc.
Chairman of the Board	Principal Executive Officer
(954) 486-4590	(954) 607-1086
ronlane@synovics.com	jyotindragange@synovics.com

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